AMENDED AND RESTATED EFFECTIVE AS OF JULY 31, 1998
                            LAST AMENDED MAY 15, 2007




                                    BYLAWS OF
                     SECURITY BENEFIT LIFE INSURANCE COMPANY




                KNIGHTS & LADIES OF SECURITY - FEBRUARY 22, 1892
                SECURITY BENEFIT ASSOCIATION - SEPTEMBER 24, 1919
            SECURITY BENEFIT LIFE INSURANCE COMPANY - JANUARY 2, 1950

               AMENDED AND RESTATED EFFECTIVE AS OF JULY 31, 1998
                            LAST AMENDED JUNE 5, 2007

                                    BYLAWS OF
                     SECURITY BENEFIT LIFE INSURANCE COMPANY

ARTICLE I - OFFICES

     1. The home office and principal place of business of the Corporation shall be One Security Benefit Place, Topeka, Shawnee County, Kansas, 66636. The Corporation may also establish branch offices at such other places as the board of directors may from time to time determine. (amended March 15, 2004)

ARTICLE II - MEETINGS OF STOCKHOLDERS

     1. Place of Meetings. All meetings of stockholders shall be held at either the home office of the Corporation or any other place within or without the State of Kansas designated by the board of directors pursuant to authority hereinafter granted to said board.

     2. Annual Meetings. The annual meetings of stockholders shall be held at such date and time as are designated by the board of directors.

     3. Notice of Meetings. Notice of all meetings of stockholders, whether annual or special, shall be given in writing to the stockholders entitled to vote. The notice shall be given by the secretary, assistant secretary, or other persons charged with that duty. If there is no such officer, or if he or she neglects or refuses this duty, notice may be given by any director. Notice of any meeting of stockholders shall be given to each stockholder entitled to notice not less than ten (10) nor more than sixty (60) days before a meeting. Notice of any meeting of stockholders shall specify the place, the day, and the hour of the meeting and the general nature of the business to be transacted. A notice may be given to a stockholder either personally, or by mail, or other means of written communication, charges prepaid, addressed to the stockholder at his or her address appearing on the books of the Corporation or given by the stockholder to the Corporation for the purpose of notice.

     4. Special Meetings. Special meetings of stockholders, for any purpose or purposes whatsoever, may be called at any time by the Chief Executive Officer or by the board of directors or by stockholders holding a majority of the voting power of the corporation.

     5. Adjourned Meetings and Notice Thereof. Any stockholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the stockholders who are either present in person or represented by proxy thereat, but in the absence of a quorum no other business may be transacted at any such meeting.

          When any stockholders' meeting, either annual or special, is adjourned for forty-five (45) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid, it shall not be necessary to give any notice of the time and place of the adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which such adjournment is taken.

     6. Consent to Stockholders' Meetings. The transactions of any meeting of stockholders, however called and noticed, shall be valid as though had at a meeting duly held after regular call and notice if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the stockholders entitled to vote, not present in person or by proxy, sign a written waiver of notice, or a consent to the holding of such a meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the Corporation records or made a part of the minutes of the meeting.

          Any action which may be taken at a meeting of the stockholders, may be taken without a meeting if authorized by a writing signed by all of the holders of shares who would be entitled to vote at a meeting for such purpose, and filed with the secretary of the Corporation.

     7. Voting Rights; Cumulative Voting. Only persons in whose names shares entitled to vote stand on the stock records of the Corporation on the day of any meeting of stockholders, unless some other day be fixed by the board of directors for the determination of stockholders of record, then on such other day, shall be entitled to vote at such meeting.

          Every stockholder shall have one vote for each share of stock owned, except that, with respect to the election of directors, each stockholder shall have the right to cast as many votes in the aggregate as shall equal the number of shares of stock held by such stockholder, multiplied by the number of directors to be elected, and each stockholder may cast the whole number of votes for one candidate or may divide his votes among two or more candidates.

     8. Quorum. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting shall constitute a quorum for the transaction of business.

     9. Proxies. Every stockholder entitled to vote or execute consents shall have the right to do so either in person or by an agent or agents authorized by a written proxy executed by such stockholder or his or her duly authorized agent and filed with the secretary of the Corporation; provided that no such proxy shall be valid after the expiration of three years from the date of its execution unless the stockholder executing it specifies therein the length of time for which such proxy is to continue in force. Any proxy duly executed is not revoked, and continues in full force and effect, until an instrument revoking it, or a duly executed proxy bearing a later date, is filed with the secretary.

     10. Conduct of Meeting. The Chairman of the Board shall preside as Chairman at all meetings of the stockholders. The Chairman shall conduct each such meeting in a businesslike and fair manner, but shall not be obligated to follow any technical, formal or parliamentary rules or principles of procedure. The Chairman's rulings on procedural matters shall be conclusive and binding on all stockholders. Without limiting the generality of the foregoing, the Chairman shall have all the powers usually vested in the Chairman of a meeting of stockholders.

ARTICLE III - BOARD OF DIRECTORS

     1. Subject to the limitations of the Articles of Incorporation and of these bylaws, and of any statutory provisions as to action to be authorized or approved by stockholders, the management of all the affairs, property and business of the Corporation shall be vested in and exercised by, or under the direction of, the board of directors. The number of directors shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the entire board, but shall consist of not less than one (1) director nor more than five
          (5) directors. The board of directors may from time to time appoint an executive committee and other committees with such powers as it may see fit, subject to such conditions as may be prescribed by the board. All committees so appointed shall report their acts and doings to the board of directors at its next meeting. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. (amended March 15,
          2004)

     2. The directors now in office shall continue to hold office for the remainder of the terms for which they were severally elected.

     3. The board of directors shall be elected at each annual meeting of stockholders. (amended March 15, 2004)

     4. The board of directors shall, prior to any annual meeting, nominate candidates for each vacancy in the board to be filled at such annual meeting.

     5. Should the board of directors fail to nominate candidates for vacancies in the board of directors to be filled at the annual meeting as provided in Section 4 hereof, then and in such case, vacancies to be filled at the annual meeting may be filled by the stockholders.

     6. Any vacancy in the board occurring in the interim between annual meetings of stockholders shall be filled by the remaining members thereof until the next annual meeting of stockholders, at which time a successor shall be elected to fill the unexpired term.

     7. The annual meeting of the board of directors for the purpose of electing officers and for the transaction of such other business as may come before the meeting shall be held at such date and time as are designated by the Board of Directors. Notice of such annual meeting of the board of directors need not be given. The board of directors from time to time may by resolution provide for the holding of regular meetings and fix the place (which may be within or without the State of Kansas) and the date and hour of such meetings. Notice of regular meetings need not be given, provided, however, that if the board of directors shall fix or change the time or place of any regular meeting, notice of such action shall be mailed promptly, or sent by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, telegraph, facsimile, electronic mail or other electronic means to each director who shall not have been present at the meeting at which such action was taken, addressed to him or her at his or her usual place of business, or shall be delivered to him or her personally. Notice of such action need not be given to any director who attends the first regular meeting after such action is taken without protesting the lack of notice to him or her, prior to or at the commencement of such meeting, or to any director who submits a signed waiver of notice, whether before or after such meeting. (amended May 5, 2005)

     8. Regular and special meetings of the board of directors may be held at such place or places within or without the state of Kansas as the board of directors may from time to time designate. Special meetings of the board of directors may be called at any time by the President or by any director. The Secretary shall give notice of each special meeting by mailing the same at least two days before the meeting or by facsimile transmission of the same at least one day before the meeting to each director, but such notice may be waived by any director. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting. The number of directors necessary to constitute a quorum shall be not less than a majority of the directors. (amended March 15, 2004)

     9. Any director may be removed at any time upon the affirmative vote of the holders of a majority of the combined voting power of the then outstanding stock of the Corporation entitled to vote generally in the election of directors. Any vacancy in the board of directors caused by any such removal may be filled at such meeting by the stockholders entitled to vote for the election of the director so removed. (renumbered March 15, 2004)

ARTICLE IV - OFFICERS

     1. The elected officers of the Corporation shall be a Chairman of the Board, a President, one or more Vice Presidents, a Treasurer, a Secretary, an Actuary, and such other officers as the Board of Directors may determine. Any two or more offices may be held by the same person. The appointed officers of the Corporation shall be one or more 2nd Vice Presidents, Assistant Vice Presidents, Assistant Treasurers, and Assistant Secretaries. (amended May 4, 2004)

          The elected officers of the Corporation shall be elected by the Board of Directors at the annual meeting of the Board of Directors held at such date and time as are designated by the Board of Directors. If the election of officers shall not be held at such meeting, such elections shall be held as soon thereafter as may be convenient. The appointed officers of the Corporation shall be appointed annually by the President immediately following the annual meeting of the Board of Directors. Additional elected officers may be elected at any regular or special meeting of the Board of Directors, to serve until the next annual meeting of the Board, and additional appointed officers may be appointed by the President at any time to serve until the next annual appointment of officers. Each officer shall hold office until his successor shall have been duly elected or appointed and shall have qualified or until his death or until he shall resign or retire or shall have been removed. (amended May 5, 2005)

          Any officer may be removed by the Board of Directors or by the President, if such power of removal has been conferred by the Board of Directors, whenever in their judgment the best interest of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. A vacancy in any office may be filled by the Board of Directors. A vacancy in any appointed office may be filled by the President. (amended May 4, 2004)

     2. The Chairman of the Board shall preside at all meetings of stockholders or directors and shall perform such other duties as shall be assigned to him by the board of directors. In the absence of the Chairman of the Board, the President shall preside over meetings of stockholders or directors.

     3. The President shall be Chief Executive Officer of the Corporation, unless the Chairman of the Board is so designated, and he shall perform such other duties as are incident to the office of the President or are properly assigned to him by the board of directors.

     4. The Vice Presidents shall have such powers and discharge such duties as may be assigned to them from time to time by the Board of Directors. 2nd Vice Presidents and Assistant Vice Presidents shall perform such duties as may be assigned by the President or the Board of Directors. (amended May 4, 2004)

     5. The Treasurer shall have charge and custody of and be responsible for all funds and securities of the Corporation; shall disburse the funds of the Corporation in payments of just demands against it or as may be ordered by the board of directors, and in general perform all the duties incident to the office of treasurer and such other duties as may from time to time be assigned to him by the board of directors. The Assistant Treasurer, if any, may sign in place of the Treasurer with the same force and effect as the Treasurer is authorized to sign.

     6. The Secretary shall keep the minutes of meetings of the stockholders and of the board of directors, see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; shall be custodian of the corporate records and seal of the Corporation, and in general perform all duties incident to the office of secretary and such other duties as may from time to time be assigned to him by the board of directors. The Assistant Secretary, if any, may sign and attest documents with the same force and effect as the Secretary is authorized to sign and attest.

     7. The Actuary shall have general supervision over all computations relating to premium rates, policy dividends, reserves and surrender values, preparation of the annual statement of the Corporation, perform such other duties as are incident to his office and such other duties as may from time to time be assigned to him by the board of directors. In absence or inability of the Actuary, his duties may be performed by an Associate Actuary or by an Assistant Actuary.

     8. The salaries of the officers shall be fixed from time to time by the board of directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

     9.   Indemnification. (amended May 15, 2007)

          (a) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "Proceeding"), by reason of the fact that such person is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Corporation or by reason of any action alleged to have been taken or omitted in such capacity, (hereinafter, a "Claimant") shall be indemnified and held harmless by the Corporation to the fullest extent authorized by Kansas law as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment). Such indemnification shall protect any such Claimant against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such Claimant in connection with any such Proceeding. In addition, this indemnification shall continue as to a Claimant who has ceased to be a director, officer or employee of the Corporation (and shall similarly continue with respect to a Claimant that is serving as a director, officer, employee or agent of another corporation at the request of the Corporation) and shall inure to the benefit of such person's heirs, executors and administrators. However, except as provided in Article IV, Sub-section 9(d) of these Bylaws, the Corporation shall indemnify any such Claimant seeking indemnification in connection with a Proceeding (or part thereof) initiated by such Claimant only if such Proceeding (or part thereof) was authorized by the board of directors.

          (b) Advancement of Expenses. In addition to the right of indemnification conferred in Article IV, Sub-section 9(a) of these Bylaws, the Corporation shall pay the expenses incurred by a director, officer or employee in defending any such Proceeding in advance of its final disposition. Such advances will be paid by the Corporation within 20 days after the receipt by the Corporation of a written statement or statements from the director, officer or employee requesting such advance or advances from time to time. Notwithstanding the foregoing, the payment of such expenses incurred by a director, officer or employee in such person's capacity as a director, officer or employee in advance of the final disposition of a Proceeding shall be made only upon delivery to the Corporation of a written undertaking by or on behalf of such director, officer or employee to repay all amounts so advanced if it shall ultimately be determined that such director, officer or employee is not entitled to be indemnified under this Article IV, Sub-section 9(b) or otherwise.

          (c) Determination of Standard; How Made. To obtain indemnification under Article IV, Sub-section 9(a), a Claimant shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the Claimant and is reasonably necessary to determine whether and to what extent the Claimant is entitled to indemnification. Upon written request by a Claimant for indemnification pursuant to the first sentence of this Article IV, Sub-section 9(c), a determination that Claimant has met the standard of conduct specified under Kansas law shall be made as follows: (i) by the board of directors by a majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined), or (ii) if a quorum of the board of directors consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the board of directors, a copy of which shall be delivered to the Claimant, or (iii) if a quorum of Disinterested Directors so directs, by the stockholders of the Corporation. If it is so determined that the Claimant has met the standard of conduct specified under Kansas law, payment to the Claimant shall be made within 10 days after such determination.

               For purposes of this Article IV, Section 9, the term "Disinterested Director" means a director of the Corporation who is not and was not a party to the matter in respect of which indemnification is sought by the Claimant, and the term "Independent Counsel" means a law firm, a member of a law firm, or an independent practitioner that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Corporation or the Claimant in an action to determine the Claimant's rights under this Article IV, Sub-section 9(c).

          (d)  Right of Claimant to Bring Suit.

               (i) If a claim for indemnification under Article IV, Sub-section 9(a), or for advancement of expenses under Article IV, Sub-section 9(b), is not paid in full by the Corporation within 30 days after a written statement pursuant to Article IV, Section 9(b) (in the case of advancement of expenses) or a written request pursuant to Article IV, Sub-section 9(c) (in the case of indemnification) has been received by the Corporation, the Claimant may bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the Claimant shall be entitled to be paid also the expense of prosecuting such claim.

               (ii) It shall be a defense to any such action brought under this
                    Article IV, Sub-section 9(d) (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking has been tendered to the Corporation) that the Claimant has not met the standard of conduct which makes it permissible under Kansas law for the Corporation to indemnify the Claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation.

              (iii) The failure of the Corporation (including its board of directors, Independent Counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the Claimant is proper in the circumstances because such Claimant has met the applicable standard of conduct set forth under Kansas law shall not create a presumption that the Claimant has not met the applicable standard of conduct.

              (iv) If a determination shall have been made pursuant to Article IV, Sub-section 9(c) of these Bylaws that the Claimant is entitled to indemnification, the Corporation shall be bound by such determination in any judicial Proceeding commenced pursuant to this Article IV, Sub-section 9(d).

              (v) The Corporation shall be precluded from asserting in any judicial Proceeding commenced pursuant to this Article IV, Sub-section 9(d) that the procedures and presumptions of this Bylaw are not valid, binding and enforceable and the Corporation shall stipulate in such Proceeding that the Corporation is bound by all the provisions of this Article IV, Sub-section 9.

          (e) Non-exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a Proceeding in advance of its final disposition conferred in this Article IV, Section 9 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise. No repeal or modification of this Bylaw shall in any way diminish or adversely affect the rights of any director, officer or employee of the Corporation hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

          (f) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under Kansas law.

          (g)  Severability. If any provision or provisions of this Article IV,
               Section 9 shall be held to be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions of this Article IV,
               Section 9 (including, without limitation, each portion of any Sub-section of this Article IV, Section 9 containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby.

          (h) Notices. Any notice, request or other communication required or permitted to be given to the Corporation under this Article IV,
               Section 9 must be given in writing and either delivered in person or sent by facsimile, telegram, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary.

ARTICLE V - SEAL

1. The corporate seal of the Corporation shall consist of two concentric circles between which shall be the name of the Corporation and in the center of which shall be inscribed the year of its incorporation.

ARTICLE VI - FRATERNAL CERTIFICATES

1. The gross premium payable with respect to each fraternal certificate issued by the Corporation shall be the sum designated prior to transformation of the Corporation from a fraternal benefit society to a mutual life insurance company as home office premium plus a collection charge equal to the sum paid prior to such transformation as subordinate council dues or collection fee. Provided, however, that the annual collection charge payable with respect to each fraternal certificate shall not in any case exceed $2.40.

2. The gross premium for each fraternal certificate shall become due and payable, without notice, on the first day of the calendar month following the period for which prior payment has been made. The first calendar month following the period for which payment has been made shall be allowed as a grace period during which the certificate shall remain in full force and effect. If the gross premium for any certificate is not paid when due or within the grace period, such certificate shall be in default and all rights and benefits thereunder shall be forfeited, without notice, except as may otherwise be provided by the terms of such certificate.

3. Every fraternal certificate which shall become in default on account of nonpayment of gross premiums may be reinstated at any time within sixty days after the date of such default by payment in full of the gross premiums in arrears, provided the insured under such certificate is in sound mental and physical condition on the date of such payment. Any payment of gross premiums made for the purpose of effecting reinstatement under the provisions of this section shall constitute a representation by the insured making such payment that he or she is in sound mental and physical condition; and the receipt and retention of such payment shall not effect reinstatement of the certificate if the insured is not in sound mental and physical condition.

4. Every fraternal certificate which shall become in default on account of nonpayment of gross premiums, and which shall not have been reinstated within sixty days after the date of such default, may be reinstated only in accordance with and as permitted by the rules and regulations for reinstatement prescribed by the board of directors.

5. Any person or corporation may be appointed as a beneficiary in a fraternal certificate, except as eligibility with respect to beneficiaries may be restricted by the laws of the state in which the certificate was first delivered to the insured.

6. The owner of a fraternal certificate in force may at any time change the beneficiary by filing a satisfactory written notice therefor with the Corporation at its home office. The fraternal certificate need not be presented for endorsement except upon written request of the Corporation. A change of beneficiary shall not be effective until it has been recorded by the Corporation at its home office. After such recordation, the change shall relate back to and take effect as of the date the owner signed said written request, whether or not the insured be living at the time of such recordation, but without prejudice to the Corporation on account of any payment made by it before receipt of such written request at its home office. If there be more than one beneficiary the interest of any deceased beneficiary shall pass to the survivor or survivors, unless otherwise directed by the owner and recorded at the home office. If no designated beneficiary survives the insured, the amount payable under the certificate shall be paid in a lump sum to the executors or administrators of the insured.

7. Whenever the age of an insured in a fraternal certificate has been understated in his or her application for insurance, and the correct age was within the age limits of the Corporation, the amount of the death benefit payable under such certificate shall be such as the premiums paid would have purchased at the correct age according to the Corporation's premium rates in force on the issue date of the certificate. If the correct age of the insured was not within the age limits of the Corporation, the liability of the Corporation under his or her certificate shall be the premiums paid thereon. If the age has been overstated in the application, no additional amount of insurance or other values shall be granted on account of any excess premium paid, but such excess premium shall be returned without interest.

8. That part of the gross premium designated prior to transformation of the Corporation from a fraternal benefit insurer to a mutual insurer as home office premium shall, with respect to fraternal certificates issued on the pure assessment plan, be payable in accordance with the following premium table:

                        PREMIUMS PER $1,000 OF INSURANCE
    AGE NEAREST
     BIRTHDAY            MONTHLY          ANNUAL            AGE NEAREST BIRTHDAY      MONTHLY            ANNUAL
        16               $1.15            $13.25                   49                  $3.25           $  37.45
        17                1.20             13.50                   50                   3.40              39.25
        18                1.20             13.80                   51                   3.60              41.10
        19                1.20             14.10                   52                   3.75              43.10
        20                1.25             14.40                   53                   3.95              45.30
        21                1.30             14.75                   54                   4.15              47.55
        22                1.30             15.10                   55                   4.35              50.00
        23                1.35             15.45                   56                   4.60              52.65
        24                1.40             15.80                   57                   4.85              55.45
        25                1.40             16.20                   58                   5.10              58.45
        26                1.45             16.65                   59                   5.40              61.65
        27                1.50             17.10                   60                   5.70              65.05
        28                1.50             17.55                   61                   6.00              67.25
        29                1.55             18.05                   62                   6.40              71.10
        30                1.60             18.55                   63                   6.80              75.30
        31                1.65             19.10                   64                   7.20              79.85
        32                1.70             19.70                   65                   7.65              84.70
        33                1.75             20.30                   66                   8.15              89.95
        34                1.80             20.95                   67                   8.65              95.60
        35                1.90             21.65                   68                   9.25             101.70
        36                1.95             22.40                   69                   9.85             108.30
        37                2.00             23.15                   70                  10.55             115.45
        38                2.10             24.00                   71                  11.30             123.15
        39                2.15             24.85                   72                  12.15             131.55
        40                2.25             25.80                   73                  13.00             140.60
        41                2.30             26.80                   74                  14.00             150.50
        42                2.40             27.85                   75                  15.10             161.20
        43                2.50             28.95                   76                  16.25             172.85
        44                2.60             30.15                   77                  17.55             185.55
        45                2.70             31.45                   78                  19.00             199.35
        46                2.85             32.80                   79                  20.60             214.45
        47                2.95             34.25                   80 and over         22.35             230.90
        48                3.10             35.90

     The premium rates as stated in said table shall be based upon the attained age nearest birthday of the insured as of July 1, 1935. Each insured under a pure assessment fraternal certificate shall, after premiums in accordance with the above table have been paid for three full years, be entitled to the nonforfeiture options of extended term insurance, paid up insurance or certificate loans to the extent of the tabular reserve to the credit of such certificate.

9. Any insured under a pure assessment fraternal certificate may, in lieu of making premium payments in accordance with the premium table specified in the preceding section, elect to continue to make monthly payments upon his certificate at the rate paid for the month of January, 1935. In the event of such election, the certificate upon which such payment is made shall automatically be reduced to such face amount of whole life insurance (with the reserve thereon computed according to the American Experience Table of Mortality with an interest assumption of 4%) as the payment actually made would purchase at the rates specified in said premium table for the attained age nearest birthday of the insured as of July 1, 1935. The payment by any insured for the month of July, 1935, and subsequent months at the rate paid by such insured for the month of January, 1935, shall be considered an election by such insured to reduce the amount of his certificate and continue the same in force for such reduced face amount. Each insured who elects to continue to make monthly payments upon his certificate at the rate paid for the month of January, 1935, shall, after such payments have been made for three full years, be entitled to the nonforfeiture options of extended term insurance, paid up insurance or certificate loans to the extent of the tabular reserve to the credit of such certificate.

10. Every fraternal certificate issued prior to January 1, 1938, which contains nonforfeiture provisions is, with respect to such provisions, hereby amended as follows:

          In the event the owner does not within sixty days after the due date of any premium in default elect in writing any of the other available nonforfeiture options, the insurance will be automatically continued in force as nonparticipating extended term insurance in accordance with the extended term insurance provision of the certificate:
          Provided, however, that the insurance under a certificate which does not contain an extended term insurance provision will be automatically continued in force as nonparticipating paid up insurance in accordance with the paid up insurance provision of the certificate.

11. The owner of each fraternal certificate in good standing prior to the transformation of the corporation from a fraternal benefit society to a mutual life insurance company or at the time of conversion from a mutual life insurance company to a stock life insurance company shall have the right after such transformation or conversion to transfer the insurance evidenced by such certificate to the stock life plan in the manner provided by law. The Corporation shall not have the right to levy an assessment against the owner of such transferred insurance or impose a lien against the reserve standing to the credit thereof.

12. The right and power heretofore existing in the Corporation to levy an assessment in addition to the gross premiums payable with respect to each fraternal certificate is hereby irrevocably waived.

13. The term "fraternal certificate," wherever the same appears in these bylaws, shall mean and apply to all beneficiary certificates issued by the Corporation prior to its transformation from a fraternal benefit society to a mutual life insurance company.

ARTICLE VII - AMENDMENTS

1. These bylaws may be amended, changed or repealed by a majority of the board of directors at any regular or special meeting of the board. They may also be amended, changed or repealed at any annual or special meeting of the stockholders by a majority vote of the stockholders.